SEACOR HOLDINGS INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Era Group Spin-Off
On January 31, 2013 (the "Distribution Date"), SEACOR Holdings Inc. ("SEACOR" and together with its subsidiaries the "Company") completed the spin-off (the "Spin-off") of Era Group Inc. ("Era Group"), the company that operated SEACOR's Aviation Services business segment, by means of a dividend to SEACOR's shareholders of all of the issued and outstanding common stock of Era Group. Era Group filed a Registration Statement on Form 10 with the Securities and Exchange Commission describing the Spin-off that was declared effective on January 15, 2013. Prior to the completion of the Spin-off, SEACOR and Era Group entered into a Distribution Agreement and several other agreements that will govern their post-Spin-off relationship. Era Group is now an independent company with its common stock listed on the New York Stock Exchange under the symbol "ERA."
On the Distribution Date, SEACOR shareholders of record as of the close of business on January 24, 2013 received one share of Era Group common stock for each share of SEACOR common stock held. SEACOR no longer beneficially owns any shares of Era Group common stock and will not consolidate Era Group's financial results for periods after the Distribution Date.
Pro Forma Financial Information
The following unaudited pro forma financial statements are derived from SEACOR's historical financial statements. The pro forma adjustments give effect to the Spin-off as described in the notes to the unaudited pro forma financial statements. The unaudited pro forma statements of income for the fiscal year ended December 31, 2011 and for the nine months ended September 30, 2012 give effect to the Spin-off as if it had occurred on January 1 of the periods presented. The unaudited pro forma balance sheet as of September 30, 2012, gives effect to the Spin-off as if it had occurred on September 30, 2012.
The pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and expectations, and the Company believes such assumptions are reasonable under the circumstances.
In addition to the Spin-off, the Company consummated a number of transactions subsequent to September 30, 2012 which are not reflected in the following unaudited pro forma financial statements including:

•
SEACOR's December 11, 2012 sale of $350.0 million aggregate principal amount of its 2.5% Convertible Senior Notes due 2027 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

•	The declaration by SEACOR's Board of Directors of a special cash dividend of $5.00 per common share, paid on December 26, 2012 to shareholders of record on December 17, 2012.

•	The repurchase of 1,047,664 shares of SEACOR common stock for an aggregate purchase price of $90.8 million or an average purchase price of $86.68 per common share, during the fourth quarter of 2012.

•	The repayment of $240.0 million of outstanding borrowings under SEACOR's revolving credit facility during the fourth quarter of 2012.

•
The acceleration on December 14, 2012 of the lapsing of any restrictions on any shares of SEACOR restricted stock issued to employees under SEACOR's stock plans originally scheduled to lapse during the years ended December 31, 2013 and 2014, which acceleration will result in an additional charge to SEACOR of $12.2 million in the fourth quarter of 2012.

•
The consummation of the sale on December 31, 2012 of SEACOR's energy trading business, SEACOR Energy Inc., to Par Petroleum Corporation for a net cash purchase price of $14.0 million, plus working capital.

•
The December 31, 2012 contribution of O'Brien's Response Management Inc., SEACOR's Emergency and Crisis Services business segment, to Witt Group Holdings, LLC (subsequently renamed Witt O'Brien's, LLC) in exchange for a 52.8% economic interest and a 50% controlling interest in the combined company.

•	SEACOR's repayment of $171.0 million of its 5.875% Senior Notes at their scheduled maturity on October 1, 2012.

•
Era Group's sale of $200.0 million in aggregate principal amount of its 7.75% Senior Notes due 2022 on December 7, 2012 to qualified institutional buyers in reliance on Rule 144A and to non-U.S. persons in reliance on Regulation S of the Securities Act of 1933, and the related use of proceeds therefrom, including the net repayment of $140.0 million of borrowings under its revolving credit facility.

The unaudited pro forma financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of and do not purport to represent, what SEACOR's financial condition or operating results would have been had the Spin-off occurred on the dates indicated or what SEACOR's future financial condition or operating results will be after giving effect to the completion of the Spin-off. The pro forma financial information also does not reflect certain financial and operating benefits SEACOR expects to realize as a result of the Spin-off. The pro forma financial information information was based on and derived from SEACOR's audited consolidated financial statements and SEACOR's unaudited condensed consolidated financial statements and should be read in conjunction with SEACOR's historical financial statements and accompanying notes.

SEACOR Holdings Inc.
Condensed Consolidated Statements of Income
Nine months ended September 30, 2012
(in thousands, except share data, unaudited)

	Actual	Spin Distribution(1)	Pro Forma
Operating Revenues	$1,454,365	$(202,026)	$1,252,339
Costs and Expenses:
Operating	1,128,269	(124,913)	1,003,356
Administrative and general	141,758	(27,639)	114,119
Depreciation and amortization	128,297	(31,031)	97,266
	1,398,324	(183,583)	1,214,741
Gains on Asset Dispositions and Impairments, Net	19,638	(3,455)	16,183
Operating Income	75,679	(21,898)	53,781
Other Income (Expense):
Interest income	14,761	(765)	13,996
Interest expense	(37,116)	6,891	(30,225)
Debt extinguishment losses, net	(160)	—	(160)
Marketable security losses, net	13,224	—	13,224
Derivative losses, net	(5,281)	492	(4,789)
Foreign currency gains, net	2,192	(633)	1,559
Other, net	7,487	(30)	7,457
	(4,893)	5,955	1,062
Income (Loss) from Continuing Operations Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	70,786	(15,943)	54,843
Income Tax Expense	27,860	(5,598)	22,262
Income (Loss) from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	42,926	(10,345)	32,581
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,215	5,444	6,659
Income from Continuing Operations	44,141	(4,901)	39,240
Income from Discontinued Operations, Net of Tax	19,035	—	19,035
Net Income	63,176	(4,901)	58,275
Net Income attributable to Noncontrolling Interests in Subsidiaries	(663)	—	(663)
Net Income attributable to SEACOR Holdings Inc.	$63,839	$(4,901)	$58,938

Net Income attributable to SEACOR Holdings Inc.:
Continuing Operations	$44,804		$39,903
Discontinued Operations	19,035		19,035
	$63,839		$58,938

Basic Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing Operations	$2.18		$1.94
Discontinued Operations	0.93		0.93
	$3.11		$2.87

Diluted Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing Operations	$2.15		$1.92
Discontinued Operations	0.91		0.91
	$3.06		$2.83

Weighted Average Common Shares Outstanding:
Basic	20,512,118		20,512,118
Diluted	20,838,468		20,838,468

SEACOR Holdings Inc.
Condensed Consolidated Statements of Income
Year ended December 31, 2011
(in thousands, except share data, unaudited)

	Actual(2)	Spin Distribution(3)	Pro Forma
Operating Revenues	$2,011,337	$(258,148)	$1,753,189
Costs and Expenses:
Operating	1,618,592	(162,707)	1,455,885
Administrative and general	166,942	(32,393)	134,549
Depreciation and amortization	149,492	(42,612)	106,880
	1,935,026	(237,712)	1,697,314
Gains on Asset Dispositions and Impairments, Net	34,011	(15,172)	18,839
Operating Income	110,322	(35,608)	74,714
Other Income (Expense):
Interest income	13,618	(738)	12,880
Interest expense	(41,243)	1,376	(39,867)
Debt extinguishment losses, net	(99)	—	(99)
Marketable security losses, net	(7,893)	—	(7,893)
Derivative losses, net	(36,135)	1,326	(34,809)
Foreign currency gains, net	749	(516)	233
Other, net	860	(9)	851
	(70,143)	1,439	(68,704)
Income (Loss) from Continuing Operations Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	40,179	(34,169)	6,010
Income Tax Expense	15,526	(11,849)	3,677
Income (Loss) from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	24,653	(22,320)	2,333
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	9,990	(82)	9,908
Income from Continuing Operations	34,643	(22,402)	12,241
Income from Discontinued Operations, Net of Tax	7,507	—	7,507
Net Income	42,150	(22,402)	19,748
Net Income attributable to Noncontrolling Interests in Subsidiaries	1,094	—	1,094
Net Income attributable to SEACOR Holdings Inc.	$41,056	$(22,402)	$18,654

Net Income attributable to SEACOR Holdings Inc.:
Continuing Operations	$33,549		$11,147
Discontinued Operations	7,507		7,507
	$41,056		$18,654

Basic Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing Operations	$1.59		$0.53
Discontinued Operations	0.35		0.35
	$1.94		$0.88

Diluted Earnings Per Common Share of SEACOR Holdings Inc.:
Continuing Operations	$1.56		$0.52
Discontinued Operations	0.35		0.35
	$1.91		$0.87

Weighted Average Common Shares Outstanding:
Basic	21,119,461		21,119,461
Diluted	21,466,843		21,466,843

SEACOR Holdings Inc.
Condensed Consolidated Balance Sheets
September 30, 2012
(in thousands, unaudited)

	Actual	Era Series B Settlement(4)	Spin Distribution(5)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$207,542	$50,000	$(9,232)	$248,310
Restricted cash	191,782	—	—	191,782
Marketable securities	22,134	—	—	22,134
Trade and other receivables	382,119	—	(73,368)	308,751
Receivable from Era	—	—	3,470	3,470
Inventories	77,858	—	(26,590)	51,268
Deferred income taxes	11,123	—	(1,979)	9,144
Prepaid expenses and other	16,203	—	(1,443)	14,760
Discontinued operations	3,025	—	—	3,025
Total current assets	911,786	50,000	(109,142)	852,644
Property and Equipment, Net	2,403,221	—	(777,706)	1,625,515
Investments, at Equity, and Advances to 50% or Less Owned Companies	266,589	—	(35,755)	230,834
Construction Reserve Funds & Title XI Reserve Funds	179,932	—	—	179,932
Goodwill	57,054	—	(352)	56,702
Intangible Assets, Net	19,931	—	—	19,931
Other Assets	78,723	—	(15,480)	63,243
	$3,917,236	$50,000	$(938,435)	$3,028,801
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$196,326	$—	$(2,787)	$193,539
Current portion of capital lease obligations	4,442	—	—	4,442
Accounts payable and accrued expenses	152,948	—	(20,084)	132,864
Other current liabilities	143,255	—	(22,565)	120,690
Discontinued operations	(309)	—	—	(309)
Total current liabilities	496,662	—	(45,436)	451,226
Long-Term Debt	813,322	50,000	(271,008)	592,314
Capital Lease Obligations	87	—	—	87
Deferred Income Taxes	602,195	—	(200,388)	401,807
Deferred Gains and Other Liabilities	121,486	—	(8,226)	113,260
	2,033,752	50,000	(525,058)	1,558,694
Equity:
SEACOR Holdings Inc. stockholders' equity:
Preferred stock	—	—	—	—
Common stock	366	—	—	366
Additional paid-in capital	1,277,751	—	6,823	1,284,574
Retained earnings	1,576,518	—	(420,027)	1,156,491
Shares held in treasury, at cost	(997,541)	—	—	(997,541)
Accumulated other comprehensive loss, net of tax	(3,604)	—	74	(3,530)
	1,853,490	—	(413,130)	1,440,360
Noncontrolling interests in subsidiaries	29,994	—	(247)	29,747
Total equity	1,883,484	—	(413,377)	1,470,107
	$3,917,236	$50,000	$(938,435)	$3,028,801

Notes to Unaudited Pro Forma Financial Data
The pro forma statement of income for the nine months ended September 30, 2012 gives effect to the following:

(1)	Represents adjustments to reflect the consummation of the Spin-off of Era Group and related transactions.
The pro forma statement of income for the year ended December 31, 2011 gives effect to the following:

(2)
SEACOR's Environmental Services business segment was conducted through SEACOR Environmental Services Inc. ("SES") and O'Brien's Response Management Inc. ("ORM"). On March 16, 2012, SEACOR sold the SES business for a net sales price of $99.9 million and recognized a gain of $20.8 million, net of tax. The transaction did not include ORM. For the year ended December 31, 2011, SEACOR has presented its results of operations with the SES business reflected as discontinued operations.

(3)	Represents adjustments to reflect the consummation of the Era Group Spin-off and related transactions.
 The pro forma balance sheet as of September 30, 2012 gives effect to the following:

(4)
Represents adjustments to reflect the redemption by Era Group of its Series B preferred stock held by SEACOR in exchange for $50.0 million in cash (borrowed under Era Group's revolving credit facility) and $50.0 million in tax assets relating to operating tax loss carry forwards generated by Era Group that will be used by SEACOR in its 2012 consolidated U.S. federal tax return.

(5)
Represents adjustments to reflect the consummation of the Spin-off of Era Group and related transactions. In the Spin-off, holders of SEACOR restricted stock that was issued under SEACOR's stock plans were issued one non-restricted share of Era Group common stock even though the restrictions on their SEACOR restricted stock had not lapsed. These adjustments include the acceleration of compensation expense in connection with the issuance of such non-restricted shares of Era Group common stock to holders of SEACOR restricted stock awards.